Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Western Refining Logistics, LP’s Form 8-K dated June 1, 2017, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Phoenix, Arizona

June 1, 2017